UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 9, 2026 (October 7, 2026)

Victoria's Secret & Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-40515			86-3167653
(Commission File Number)			(I.R.S. Employer Identification No.)

4 Limited Parkway East
Reynoldsburg,	OH		43068
(Address of principal executive offices)			(Zip Code)
(614) 577-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	VSXY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 9, 2026, Victoria’s Secret & Co. (the “Company”) announced that Melinda McAfee, Chief Legal and Compliance Officer, will be leaving the Company, effective March 31, 2027. The Company has initiated a search for a successor. The Company and its Board of Directors thank Ms. McAfee for her many contributions to the Company over the past more than five years.
The Company has entered into a Transition and Separation Agreement dated October 7, 2026 with Ms. McAfee. Under the agreement, Ms. McAfee will retain her current role until a successor Chief Legal Officer has been appointed, and during such period, she will be entitled to receive the same compensation and benefits as are currently in effect. Thereafter, Ms. McAfee will remain employed by the Company in a non-executive capacity until March 31, 2027 to enable a smooth transition of responsibilities. Additionally, Ms. McAfee will be entitled to receive the severance benefits provided under Section 4 of the Executive Severance Agreement, dated June 29, 2021, between her and the Company, a copy of which is filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, subject to her execution of a full release of claims and continued compliance with certain restrictive covenants related to confidentiality, non-solicitation and non-competition.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA'S SECRET & CO.

Date:	October 9, 2026	By:	/s/ Scott Sekella
Scott Sekella
Chief Financial and Operating Officer